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                                    Exhibit 5

                          Opinion of Alston & Bird LLP


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                           [Alston & Bird Letterhead]

                                  June 5, 1998

Integrity Incorporated
1000 Cody Road
Mobile, Alabama 36695

         Re:      Integrity Incorporated Amended and Restated Long-Term
                  Incentive Plan

Ladies and Gentlemen:

         We have acted as counsel to Integrity Incorporated, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 200,000 shares (the "Shares") of the Company's common stock, $0.01 par value ("Common Stock"), that may be issued pursuant to the Integrity Incorporated Amended and Restated Stock Option Plan (the "Plan"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

         Based upon the foregoing, it is our opinion that the 200,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable by the Company under the General Corporation Law of the State of Delaware as in effect on this date.

         This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. This Opinion Letter is rendered as of the date hereof, and we have no obligation to update this Opinion Letter.

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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                             Sincerely Yours,

                                             ALSTON & BYRD LLP

                                             By: /s/ Alexander W. Patterson
                                                 -----------------------------
                                                 A Partner